UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  November 19, 2009
(Date of earliest event reported)

KINGSTONE COMPANIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-1665	36-2476480
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1158 Broadway, Hewlett, NY	11557
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (516) 374-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.    Changes in Registrant’s Certifying Accountant.

On November 19, 2009, Kingstone Companies, Inc. (the “Company”) engaged Amper Politziner & Mattia (“Amper”) as its independent registered public accountants to audit the consolidated financial statements of the Company as of December 31, 2009 and for the year then ended and to review its Quarterly Report on Form 10-Q for the period ended September 30, 2009.  Concurrently, the Company dismissed Holtz Rubenstein Reminick LLP (“Holtz”) as its independent registered public accountants.  Holtz had served as the Company’s independent auditors since 1990.  The Audit Committee of the Board of Directors of the Company (the “Audit Committee”) approved the engagement of Amper and the dismissal of Holtz.

In connection with the acquisition by the Company, effective July 1, 2009, of all of the outstanding stock of Commercial Mutual Insurance Company (now known as Kingstone Insurance Company) (“KICO”), Amper audited the financial statements of KICO as of December 31, 2007 and 2008 and for the years then ended.  Effective July 1, 2009, substantially all of the Company’s continuing operations relate to KICO.

The report of Holtz on the Company’s consolidated financial statements as of December 31, 2008 and 2007 and for the fiscal years then ended did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s past two fiscal years and the period from January 1, 2009 to November 19, 2009, (a) there were no disagreements with Holtz on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Holtz, would have caused Holtz to make reference thereto in its reports on the consolidated financial statements for such years; and (b) there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission.

The Company provided Holtz with a copy of the foregoing disclosures and requested that Holtz furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such disclosures.  Attached as Exhibit 16.1 is a copy of Holtz’s letter, dated November 23, 2009.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

16.1	Letter from Holtz Rubenstein Reminick LLP to the Securities and Exchange Commission dated November 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSTONE COMPANIES, INC.

November 23, 2009	By:	/s/ Barry B. Goldstein
Barry B. Goldstein
President